Exhibit 10.2

PROMISSORY NOTE

$2,000,000.00	January 13, 2015

Atlanta, Georgia

1.      PROMISE TO PAY.  FOR VALUE RECEIVED, the undersigned NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company (hereinafter referred to as “Maker”), promises to pay to the order of PAUL J. A. LEX VAN HESSEN, an individual (hereinafter referred to as “Payee”; Payee and any subsequent holder of all or any part interest in this Note being hereinafter referred to collectively as “Holder”), to the attention of Payee at c/o Hualalai Resort, P.O. Box 1596, Kailua-Kona Hawaii 96745, or at any such other place as Holder may designate to Maker in writing from time to time, the principal sum of TWO MILLION AND NO/100TH DOLLARS ($2,000,000.00), or so much thereof as shall be disbursed hereunder and shall from time to time be outstanding and unpaid, together with interest thereon at the rates hereinafter set forth, in lawful money of the United States of America, which at the time of payment shall be legal tender in payment of all debts and dues, public and private, such principal and interest to be paid in the manner hereinafter provided.

2.      INTEREST RATE. (a) From and after the date hereof (until maturity or the occurrence of a Default as hereinafter provided), interest on the principal balance hereof outstanding from time to time shall accrue at the rate per annum equal to twelve and no/100th percent (12.00%).

(b)      Interest under this Note shall be computed on a simple interest basis, based upon a year comprised of three-hundred sixty (360) days and the actual number of days elapsed.

3.      PAYMENTS. Payments of interest only in the amount of $20,277.78 shall be due and payable monthly, in arrears, commencing on February 13, 2015, and continuing on the same day of each month thereafter (each a “Payment Date”) through and including June 13, 2015.

4.      MATURITY DATE. On July 13, 2015, the entire outstanding principal balance of the indebtedness hereby evidenced, together with all accrued but unpaid interest thereon, and all other sums due to Holder hereunder or under the Loan Documents hereinafter defined, shall be due and payable in full.

 5.      PREPAYMENT. Subject to the limitations on prepayment set forth in Section 24 of the Loan Agreement Maker shall have the right to prepay the indebtedness, in whole but not in part. If such prepayment occurs prior to the end of the three (3) month period commencing on the date of this Note, Lender shall retain the balance of the Prepaid Interest (as defined in the Loan Agreement) as a prepayment premium. Holder shall have no obligation to accept such prepayment without the prepayment premium. In no event, shall any prepayment premium required herein exceed an amount which, when added to interest accrued hereunder from the date of this Note to the date of prepayment, is permitted under applicable usury law in the State of Georgia.

6.      LATE CHARGE. A late charge shall be due and payable in the amount of five percent (5.0%) of the amount of any installment or payment of interest, principal and/or other sums not paid within five (5) days of the date on which such installment or payment was due. Holder shall have no obligation to accept any such delinquent installment or payment without the accompanying late charge, and the acceptance by Holder of such delinquent installment or payment without the accompanying late charge shall not constitute a waiver by Holder of the right to enforce and collect such late charge. Maker acknowledges and agrees that the late charge herein provided is not a charge in the nature of interest imposed for the use of money advanced under this Note; rather, the late charge is imposed to compensate Holder for the expense, inconvenience and economic frustration experienced by Holder as a result of Maker’s failure to make timely payments due hereunder, and is a reasonable forecast and estimate of Holder’s actual damages and loss on account of such delinquent payments.

7.      DEFAULT AND ACCELERATION. As used herein, the term “Default” shall mean the occurrence of any of the following events or conditions: (a) default in any payment of principal, interest or late charge stipulated above, or (b) the occurrence of a “Default” under and as defined in any of the Loan Documents (as that term is hereafter described) not cured within any applicable cure period. Upon the occurrence of any Default, the outstanding principal balance of the indebtedness evidenced hereby, and any other sums advanced hereunder or under the Loan Documents, together with all accrued and unpaid interest thereon and all unpaid late charges shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Interest (hereinafter referred to as “Default Interest”) shall accrue on the outstanding principal balance of this Note from the Maturity Date, or upon the occurrence of a Default and for so long as such Default continues, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, at the rate of eighteen and no/100th percent (18.00%) per annum. All such Default Interest shall be paid at the time of and as a condition precedent to the curing of any Default. Time is of the essence of this Note. In the event this Note, or any part thereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, reasonable attorney’s fees, actually incurred based upon the attorneys’ normal hourly rate and the number of hours billed.

8.      WAIVERS.

(a)      Presentment for payment, demand, protest and notice of demand, protest and non-payment and all other notices, except for any notices required to be given hereunder or under any of the Loan Documents, are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of a Default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Georgia; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

(b)      Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided, or which may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note. Maker hereby transfers, conveys and assigns to Holder a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Holder a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal thereof, and does hereby appoint Holder the attorney-in-fact for Maker to claim any and all homestead exemptions allowed by law.

9.      LOAN DOCUMENTS. The indebtedness evidenced by this Note and the obligations created hereby are secured by the Loan Agreement, a Deed to Secure Debt, Security Agreement and Fixture Filing, and an Assignment of Leases, Rents and Profits, all executed of even date herewith by and between Maker and Payee (together with all other documents evidencing or securing or in any way relating to the indebtedness evidenced hereby, herein referred to collectively as the “Loan Documents”).

10.      GOVERNING LAW. This Note is intended as a contract under and shall be governed by and construed and enforceable in accordance with the substantive, and not the conflict, laws of the State of Georgia.

11.      DEFINITIONS. As used herein, the terms “Maker” and “Holder” shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a Maker hereunder, then all references to “Maker” shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

12.      TITLES. The titles of sections or paragraphs herein are used for the convenience of the parties only and neither amplify, modify or alter in any way the provisions of this instrument.

13.      AVOIDANCE OF USURY. If from any circumstances whatsoever, fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligations shall be fulfilled to the limit of such validity. In determining whether or not the rate of interest hereunder exceeds the highest lawful rate, Maker and Holder agree and intend that all sums paid hereunder which are deemed interest for the purposes of determining usury, shall be prorated, allocated or spread in equal parts over the longest period of time permitted under applicable laws of the State of Georgia.

IN WITNESS WHEREOF, Maker has executed this Note under seal on the date first above written.

NORTHRIDGE PARKWAY, LLC, a Georgia limited liability company

By:	Roberts Properties Residential, L.P., a Georgia limited
partnership, its sole manager

	By:	Roberts Realty Investors, Inc., a Georgia
corporation, its sole general partner

		By:	/s/ Anthony Shurtz
		Name:	Anthony Shurtz
		Title:	CFO

[CORPORATE SEAL]

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